                                                                    EXHIBIT 10.6

                                                                       EXECUTION

                            INVESTOR RIGHTS AGREEMENT

         THIS INVESTOR RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of September 8, 2003 by and between Alnylam Holding Co., a Delaware corporation (the "CORPORATION"), and Merck & Co., Inc., a New Jersey corporation (the "INVESTOR").

         WHEREAS, the Corporation proposes to issue and sell to the Investor shares of its Series C Convertible Preferred Stock, par value $.0001 per share (the "SERIES C PREFERRED STOCK") and, if applicable, shares of its Common Stock, par value $.0001 per share (the "COMMON STOCK"), pursuant to the Securities Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT"); and

         WHEREAS, as a condition to entering into the Purchase Agreement, the Investor and the Corporation have agreed upon registration rights and certain other rights and covenants as set forth herein.

         NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  (a) The term "1934 ACT" means the Securities Exchange Act of 1934, as amended.

                  (b) The term "AFFILIATE" means any Person that, directly or indirectly, controls, is controlled by or is under common control with the Investor. For the purposes of this definition, "CONTROL" (including with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Investor, whether through the ownership of voting securities or by contract or otherwise.

                  (c) The term "COMMON STOCK" shall have the meaning set forth in the recitals to this Agreement.

                  (d) The term "HOLDER" means the Investor or any Affiliate of the Investor to which the Investor transfers Registrable Shares.

                  (e) The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement.

                  (f) The term "PERSON" means any individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited partnership, joint stock company, unincorporated organization or government or any agency or political subdivision.

                  (g) The term "PREFERRED STOCK" means the Series C Preferred Stock.

                  (h) The term "QUALIFIED IPO" means the closing of the Corporation's first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Corporation to the public at an offering price per share (prior to underwriters' discounts and commissions) of not less than $7.50 (as adjusted to reflect any stock dividends, distributions, combinations, reclassifications or other like transactions effected by the Corporation in respect of its Common Stock) and with gross proceeds to the Corporation of not less than $25,000,000.

                  (i) The term "REGISTRABLE SHARES" means (1) the Common Stock issuable upon conversion of the Preferred Stock, (2) any Common Stock purchased by the Investor (or its permitted transferees) pursuant to Section 16 hereof (or Common Stock issuable with respect to other securities so purchased), (3) any Common Stock purchased by the Investor pursuant to the Purchase Agreement, and
(4) any Common Stock of the Corporation issued as a dividend or other distribution with respect to, or in exchange or in replacement of, such Preferred Stock or Common Stock; provided, that the Registrable Shares of any Holder shall be deemed not to be Registrable Shares under this Agreement at any time when the Corporation's Common Stock is publicly traded and all such Registrable Shares can be sold within a 90-day period pursuant to Rule 144.

                  (j) The term "RULE 144" means Rule 144 promulgated under the Securities Act.

                  (k) The term "SEC" means the Securities and Exchange
Commission.

                  (l) The term "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  (m) The term "SERIES C PREFERRED STOCK" shall have the meaning set forth in the recitals to this Agreement.

         In addition, for purposes of all calculations and notices under this Agreement, and all other provisions of this Agreement where the context permits, a holder of Preferred Stock shall be deemed the Holder of the Registrable Shares issuable upon conversion thereof, and such Preferred Stock shall be deemed outstanding Registrable Shares hereunder. Notwithstanding the foregoing, nothing in this Agreement shall require the Corporation actually to register any shares of Preferred Stock.

         SECTION 2. Restrictions on Transfer of Registrable Securities held by the Investor. The Investor hereby agrees not to sell, transfer, assign, exchange, pledge, hypothecate or otherwise dispose of any Preferred Stock, Common Stock or Registrable Securities, or any right or interest therein, whether voluntary or involuntary, by operation of law or otherwise (other than to the Corporation), except to an Affiliate, provided, such Affiliate agrees to be bound by similar restrictions on transfer or other disposal of such Preferred Stock, Common Stock or Registrable Securities as contained herein, without the express written consent of the Corporation. Notwithstanding the foregoing, the Investor may sell, transfer, assign, exchange, pledge, hypothecate or otherwise dispose of any Preferred Stock, Common Stock or Registrable Securities, or any right or interest therein, upon the later to occur of (i) the expiration of the initial three (3) year term of that certain Research Collaboration and License Agreement dated as of September 8, 2003 by and among the Corporation, Alnylam Pharmaceuticals, Inc. ("ALNYLAM") and the Investor (the "RESEARCH AGREEMENT") or
(ii) twelve months after the Corporation completes its first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Corporation to the public.

         SECTION 3. Corporation Registration. If at any time the Corporation proposes to register any of its Common Stock under the Securities Act in connection with the public offering of such securities for its own account or for the accounts of shareholders other than Holders, solely for cash on a form that would also permit the registration of the Registrable Shares, the Corporation shall, each such time, promptly give each Holder written notice of such determination. Upon the written request of any Holder given within thirty
(30) days after giving of any such notice by the Corporation, the Corporation shall, subject to the limitations set forth in Section 8, use its best efforts to cause to be registered under the Securities Act all of the Registrable Shares that each such Holder has requested be registered; provided, that the Corporation shall have the right to postpone or withdraw any registration statement relating to an offering in which the Holders are eligible to participate under this Section 3 without any liability or obligation to the Holders under this Section 3.

         SECTION 4. Obligations of the Corporation. Whenever required under
Section 3 or Section 11 to use its best efforts to effect the registration of any Registrable Shares, the Corporation shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become and remain effective until the distribution thereof has been completed.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of such Registrable Shares owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by selling shareholders pro rata, to the extent required by such jurisdiction.

                  (e) Provide a transfer agent for the Common Stock no later than the effective date of the first registration of any Registrable Shares.

                  (f) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

                  (g) Use its best efforts either (i) to cause all such Registrable Shares to be listed on a national securities exchange (if such securities are not already so listed) and on each additional national securities exchange on which similar securities issued by the Corporation are then listed, if the listing of such securities is then permitted under the rules of such exchange, or (ii) to secure designation of all such Registrable Shares as a Nasdaq "national market system security" within the meaning of Rule 11Aa2-1 of the SEC or, failing that, to secure listing on Nasdaq for such Registrable Shares and, without limiting the generality of the foregoing, to arrange for at least two (2) market makers to register as such with respect to Registrable Shares with the National Association of Securities Dealers.

                  (h) Enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as the selling Holders of Registrable Shares shall reasonably request in order to expedite or facilitate the disposition of such Registrable Shares.

                  (i) Make available for inspection by any selling Holder of Registrable Shares, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such selling Holder or any such underwriter, all pertinent financial and other records and pertinent corporate documents and properties of the Corporation, and cause all of the Corporation's officers, directors and employees to supply all information reasonably requested by any such selling Holder, underwriter, attorney, accountant or agent in connection with such registration statement.

                  (j) Use every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest reasonable time.

                  (k) Make such representations and warranties to the selling Holders of Registrable Shares and the underwriters as are customarily made by issuers to selling stockholders and underwriters, as the case may be, in primary underwritten public offerings.

         SECTION 5. Furnish Information. It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Agreement with respect to the registration of any Holder's Registrable Shares that such Holder shall take such actions and furnish to the Corporation such information regarding itself, the Registrable Shares held by it, and the intended method of disposition of such securities, as the Corporation shall reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this agreement, including, without limitation (i) in connection with an underwritten offering, enter into an appropriate underwriting agreement containing terms and provisions then customary in agreements of that nature, (ii) enter into such custody agreements, powers of attorney and related documents at such time and on such terms and conditions as may then be customarily required in connection with such offering and (iii) distribute the Registrable Shares only in accordance with and in the manner of the distribution contemplated by the applicable registration statement and prospectus. In addition, the Holders shall promptly notify the Corporation of any request by the Commission or any state securities commission or agency for additional information or for such registration statement or prospectus to be amended or supplemented.

         SECTION 6. Expenses of Demand Registration. All expenses incurred in connection with any registration pursuant to Section 11 (excluding underwriters' discounts and commissions), including, without limitation, all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Corporation, and the reasonable fees and disbursements of one special counsel for the selling Holders collectively, shall be borne by the Corporation.

         SECTION 7. Corporation Registration Expenses. All expenses (excluding underwriters' discounts and commissions) incurred in connection with any registration pursuant to Section 3, including, without limitation, any additional registration and qualification fees and any additional fees and disbursements of counsel to the Corporation that result from the inclusion of securities held by the selling Holders in such registration and the reasonable fees and disbursements of one special counsel for the selling Holders collectively, shall be borne by the Corporation.

         SECTION 8. Underwriting Requirements.

                  (a) In connection with any offering under Section 3 involving an underwriting of shares being issued by the Corporation, the Corporation shall not be required to include any Holder's Registrable Shares in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by it, and then only in such quantity as will not, in the reasonable opinion of the underwriters, jeopardize the success of the offering by the Corporation. If the total amount of securities that all Holders and other persons having contractual registration rights request to be included in an underwritten offering under Section 3 exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, no securities of any shareholder except (i) securities included in such underwritten offering pursuant to the exercise of contractual registration rights and (ii) Registrable Shares of Holders shall be included in such offering unless all Registrable Shares and all shares of other persons having contractual registration rights which the Holders and the holders of shares having contractual registration rights have requested to be included are included, and the Corporation shall only be required to include in the offering so many of the Registrable Shares of the Holders as the underwriters reasonably believe will not jeopardize the success of the offering (the Registrable Shares so included to be apportioned pro rata among the selling Holders and the holders of other shares seeking registration under other registration rights agreements with the Corporation according to the total amount of Registrable Shares owned by such selling Holders and the holders of other shares seeking registration under other registration rights agreements with the Corporation, or in such other proportions as shall mutually be agreed to by such selling Holders). Notwithstanding the foregoing, if the initial five-years of the Collaboration Term (as defined in the Research Agreement) has not expired or been terminated, then the Corporation shall be entitled to exclude from the offering any or all Registrable Shares of the Holders if the underwriters reasonably believe that inclusion of such Registrable Shares of the Holders will jeopardize the success of the offering.

                  (b) In connection with any underwritings of shares to be registered under Section 3 or Section 11, the Corporation shall have the right to designate the managing underwriter or underwriters.

         SECTION 9. Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

         SECTION 10. Indemnification. In the event any Registrable Shares are included in a registration statement under this Agreement:

                  (a) To the extent permitted by law, the Corporation will indemnify and hold harmless each Holder requesting or joining in a registration, any underwriter (as defined in the Securities Act) for it, and each person, if any, who controls any such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on (i) any untrue or alleged untrue statement of any material fact contained in such registration statement, including, without limitation, any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation by the Corporation of any rule or regulation promulgated under the Securities Act applicable to the Corporation and relating to action or inaction required of the Corporation in connection with any such registration; and will promptly reimburse each such Holder, underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, provided, however, that the indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the

Corporation (which consent shall not be unreasonably withheld or delayed) nor shall the Corporation be liable in any such case for any such loss, claim, damage, liability or action to the extent that it (i) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished to the Corporation expressly for use in connection with such registration by or on behalf of any such Holder, underwriter or controlling person, (ii) is caused by the failure of a Holder to deliver a copy of the final prospectus relating to such Registrable Shares, as then amended or supplemented, in connection with a purchase, if the Corporation had previously furnished copies thereof to such Holder or (iii) is caused by such Holder's disposition of Registrable Shares during any period during which such Holder is obligated to discontinue any disposition of Registrable Shares under Section 15.

                  (b) To the extent permitted by law, each Holder requesting or joining in a registration will indemnify and hold harmless the Corporation, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Corporation within the meaning of the Securities Act, and any underwriter (within the meaning of the Securities
Act) for the Corporation against any losses, claims, damages or liabilities to which the Corporation or any such director, officer, controlling person or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to and furnished to the Corporation by such Holder expressly for use in connection with such registration; and will promptly reimburse the Corporation or any such director, officer, controlling person or underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld or delayed) and, provided, further, that no Holder shall have any liability under this Section 10(b) in excess of the net proceeds actually received by such Holder in the relevant public offering.

                  (c) Promptly after receipt by an indemnified party under this
Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 10, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section 10.

                  (d) If the indemnification provided for in this Section 10 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under Section 10(a) or Section 10(b) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Corporation and the selling Holders from the offering of securities or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation and the selling Holders in connection with the statements or omissions described in such Section 10(a) or Section 10(b) which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Corporation and the selling Holders shall be deemed to be in the same proportion as the total price paid to the Corporation and the selling Holders, respectively, for the securities sold by them in the offering. The relative fault of the Corporation and the selling Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation or the selling Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 10(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10(d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subsection Section 10(c) for purposes of indemnification. The Corporation and the selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 10(d), no Holder shall be required to contribute an amount in excess of the net proceeds actually received by such Holder in the relevant public offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the Holders, the Corporation and the underwriters in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Shares included in the public offering.

         SECTION 11. Registrations on Form S-3.

                  (a) If (i) the Corporation shall receive a written request (specifying that it is being made pursuant to this Section 11) from one or more Holders that the Corporation file a registration statement on Form S-3 (or any successor form to Form S-3 regardless of its designation) for a public offering of Registrable Shares the reasonably anticipated aggregate price to the public of which would equal or exceed $3,000,000, and (ii) the Corporation is a registrant entitled to use Form S-3 (or any successor form to Form S-3) to register such shares, then the Corporation shall promptly notify all other Holders of such request and shall use its best efforts to cause all Registrable Shares that Holders have requested be registered to be registered on Form S-3 (or any successor form to Form S-3).

                  (b) Notwithstanding the foregoing, (i) the Corporation shall not be obligated to effect a registration pursuant to this Section 11 during the period starting with the date sixty (60) days prior to the Corporation's estimated date of filing of, and ending on a date six (6) months following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Corporation, provided, that the Corporation is actively employing in good faith its best efforts to cause such registration statement to become effective and that the Corporation's estimate of the date of filing such registration statement is made in good faith; (ii) the Corporation shall not be obligated to effect a registration pursuant to this
Section 11 within six (6) months after the effective date of a prior registration under this Section 11; and (iii) if the Corporation shall furnish to the Holders a certificate signed by the President of the Corporation stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Corporation or its shareholders for a registration statement to be filed in the near future, then the Corporation's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 45 days.

                  (c) The Holders' rights to registration under this Section 11 are in addition to, and not in lieu of, their rights to registration under
Section 3 of this Agreement.

         SECTION 12. Transfer of Registration Rights. Subject to the provisions of Section 2 hereof, the registration rights and obligations of the Investor under this Agreement with respect to any Registrable Shares may be transferred to any Affiliate of the Investor, provided, however, that (a) the Corporation shall be given written notice by the Investor at the time of any permitted transfer stating the name and address of the transferee and identifying the securities with respect to which the rights and obligations under this Agreement are being assigned and (b) the transferee shall execute an agreement to be bound by the terms of this Agreement.

         SECTION 13. Mergers, Etc. The Corporation shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Corporation shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Corporation under this Agreement, and for that purpose references hereunder to "Registrable Shares" shall be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation or reorganization; provided, however, that the provisions of this Agreement shall not apply in the event of any merger, consolidation or reorganization in which the Corporation is not the surviving corporation if the holders of Registrable Shares are entitled to receive in exchange therefor (i) cash, or (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act.

         SECTION 14. Stand-Off Agreement. Each Holder, if requested by the Corporation and the managing underwriter of an offering by the Corporation of Common Stock pursuant to a registration statement under the Securities Act, shall agree not to sell publicly or otherwise transfer or dispose of any Registrable Shares or other securities of the Corporation held by such Holder for a specified period of time (not to exceed 180 days) immediately following the effective date of such registration statement.

         SECTION 15. Future Events. The Corporation will notify each Holder participating in a registration of the occurrence of any of the following events of which the Corporation is actually aware, and when so notified, each Holder will immediately discontinue any disposition of Registrable Shares until notified by the Corporation that such event is no longer applicable:

                  (a) the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose (in which case the Corporation will make reasonable efforts to obtain the withdrawal of any such order or the cessation of any such proceedings); or

                  (b) the existence of any fact which makes untrue any material statement made in the registration statement or prospectus or any document incorporated therein by reference or which requires the making of any changes in the registration statement or prospectus or any document incorporated therein by reference in order to make the statements therein not misleading (in which case the Corporation will make reasonable efforts to amend the applicable document to correct the deficiency).

         SECTION 16. Right of First Refusal.

                  (a) The Corporation hereby grants to the Investor the right of first refusal to purchase all (or any part) of the Investor's pro rata share of any New Securities (as defined below) that the Corporation may, from time to time, propose to sell or issue (the "BASIC AMOUNT"). The Investor's pro rata share or "BASIC AMOUNT", for purposes of this right of first refusal, is the ratio of (i) the number of shares of Common Stock then held of record by, or issuable on conversion of the shares of Preferred Stock then held of record by, the Investor to (ii) the sum of the total number of shares of Common Stock issued and outstanding plus the total number of shares of Common Stock issuable upon conversion of the shares of Preferred Stock outstanding at such time, provided, however, (A) the Investor shall not have the right to acquire more than 4.20%, which percentage shall be modified following the Second Closing (as defined in the Purchase Agreement) to be equal to the percentage of the outstanding shares of the Corporation held by the Investor on a fully diluted basis immediately after the Second Closing, of any New Securities (as defined below), unless expressly agreed to in writing by both the Corporation and the Investor, and (B) the Investor shall not have the right to acquire greater than

19.9% of the total outstanding shares of the Corporation's capital stock, on a fully-diluted basis, unless expressly agreed to in writing by both the Corporation and the Investor; provided, however, that the Basic Amount shall be adjusted downward to reflect the restrictions set forth in (A) and (B).

                  (b) "NEW SECURITIES" shall mean any equity securities of the Corporation, whether now authorized or not, and rights, options, or warrants to purchase said equity securities, and securities of any type whatsoever that are, or may become, convertible into said equity securities; provided, that "NEW SECURITIES" does not include (i) securities offered to the public pursuant to a Qualified Public Offering; (ii) securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets, or other reorganization whereby the Corporation acquires not less than 51% of the voting power of such corporation in a transaction approved by a majority of the directors of the Corporation; (iii) shares of Common Stock issued or issuable to employees, consultants or directors of the Corporation pursuant to any stock purchase plan, stock option plan or other employee stock bonus arrangement of the Corporation (including shares issued or issuable upon exercise of options already granted); (iv) securities issued in connection with any stock split or stock dividend by the Corporation; (v) shares of Common Stock issued upon conversion of the Preferred Stock and the Series A Convertible Preferred Stock, par value $.0001 per share, of the Corporation ("SERIES A PREFERRED STOCK") and the Series B Convertible Preferred Stock, par value $.0001 per share, of the Corporation (the "SERIES B PREFERRED STOCK"); (vi) securities issued in connection with capital leases, bank financing or other similar transactions with a non-equity financing purpose, in each case as approved by a majority of the directors of the Corporation; (vii) securities issued in connection with licensing or strategic alliance transactions, in each case as approved by a majority of the directors of the Corporation (viii) up to an aggregate of 898,173 shares of Series B Preferred Stock issued to Garching Innovation GmbH, Massachusetts Institute of Technology, Whitehead Institute for Biomedical Research, Max-Planck-Gesellschaft zur Foerderung der Wissenschaften e.V in connection with certain license agreements between Alnylam and such entities; (ix) shares of capital stock of the Corporation issued to the University of Massachusetts Medical School ("UMASS") pursuant to license agreements between the Corporation and UMASS, in each case as approved by a majority of the directors of the Corporation; (x) shares of capital stock of the Corporation issued or issuable at any time to the former stockholders of Ribopharma AG ("RIBOPHARMA") pursuant to that certain Share Exchange Agreement dated as of July 3, 2003 by and among the Corporation, Ribopharma, the stockholders of Ribopharma and Alnylam; or (xi) up to 94,044 shares of Common Stock issued to Abingworth Bioventures III A LP, Abingworth Bioventures III B LP, Abingworth Bioventures III C LP and Abingworth Bioventures III Executives LP (the "LENDERS") pursuant to Section 8.2 of the Loan Agreement, dated April 4, 2003 between the Lenders and Ribopharma and the Assignment of Loan among Ribopharma, the Corporation and the Lenders dated July 31, 2003.

                  (c) The Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange any New Securities unless the Corporation shall deliver to the Investor a written notice of any proposed or intended issuance, sale or exchange of New Securities (the "OFFER"), which Offer shall (i) identify and describe the New Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the New Securities to be issued, sold or exchanged, (iii) identify the persons or entities, if known, to which or with which the New Securities are to be offered, issued, sold or exchanged, (iv) if applicable, notify the Investor of any mandatory conversion of the Investor's shares of Preferred Stock that would result from the Investor's failure to purchase its Basic Amount and (v) offer to issue and sell to or exchange with the Investor (A) the Investor's Basic Amount, and (B) any additional portion of the Available Undersubscription Amount (as defined in that certain Investor Rights Agreement dated as of July 31, 2003 by and among the Corporation, the persons and entities listed on Schedule A thereto and the persons listed on Schedule B thereto (the "SERIES A AND B INVESTOR RIGHTS AGREEMENT")) as the Investor shall indicate it will purchase or acquire should the Right Holders (as defined in the Series A and B Investor Rights Agreement) subscribe for less than the total Available Undersubscription Amount (the "UNDERSUBSCRIPTION AMOUNT"), subject to the limitations set forth in Section 16(a). The Investor shall have the right, for a period of 30 days following delivery of the Offer, to purchase or acquire, at a price and upon the other terms specified in the Offer, the number or amount of New Securities described above. The Offer by its terms shall remain open and irrevocable for such 30-day period.

                  (d) To accept an Offer, in whole or in part, the Investor must deliver a written notice to the Corporation prior to the end of the 30-day period of the Offer, setting forth the portion of the Investor's Basic Amount that the Investor elects to purchase and, if the Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that the Investor elects to purchase, subject to the limitations set forth in Section 16(a) (the "NOTICE OF ACCEPTANCE"). If the Right Holders do not elect to purchase all of the Available Undersubscription Amount pursuant to Section 3.4 of the Series A and B Investor Rights Agreement, then the Investor, if it has set forth an Undersubscription Amount in its Notice of Acceptance, shall be entitled to purchase, in addition to its Basic Amount subscribed for, the Undersubscription Amount it has subscribed for to the extent such Undersubscription Amount does not exceed the total Available Undersubscription Amount not subscribed for by the Right Holders pursuant to Section 3.4 of the Series A and B Investor Rights Agreement.

                  (e) The Corporation shall have 90 days from the expiration of the period set forth in Section 16(c) above to issue, sell or exchange all or any part of such New Securities as to which a Notice of Acceptance has not been given by the Investor (the "REFUSED SECURITIES"), but only to the offerees or purchasers (if identified) and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are described in the Offer.

                  (f) In the event the Corporation shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 16(e) above), then the Investor may, at its sole option and in its sole discretion, reduce the number or amount of the New Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the New Securities that the Investor elected to purchase pursuant to Section 16(d) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of New Securities the Corporation actually proposes to issue, sell or exchange (including New Securities to be issued or sold to the Investor pursuant to Section 16(d) above prior to such reduction) and (ii) the denominator of which shall be the amount of all New Securities that the Corporation initially proposed to offer, sell or exchange as described in the Offer. In the event that the Investor so elects to reduce the number or amount of New Securities specified in its Notice of Acceptance, the Corporation may not issue, sell or exchange more than the reduced number or amount of the New Securities unless and until such securities have again been offered to the Investor in accordance with
Section 16(c) above.

                  (g) Upon the closing of the issuance, sale or exchange of all or less than all the Refused Securities, the Investor shall acquire from the Corporation, and the Corporation shall issue to the Investor, the number or amount of New Securities specified in the Notices of Acceptance, as reduced pursuant to Section 16(f) above if the Investor have so elected, upon the terms and conditions specified in the Offer. The purchase by the Investor of any New Securities is subject in all cases to the preparation, execution and delivery by the Corporation and the Investor of a purchase agreement relating to such New Securities reasonably satisfactory in form and substance to the Investor and the Corporation and their respective counsel.

                  (h) Any New Securities not acquired by the Investor or other persons in accordance with Section 16(e) above may not be issued, sold or exchanged until they are again offered to the Investor under the procedures specified in this Agreement.

                  (i) This right of first refusal may not be assigned other than to an Affiliate, in whole or in part, by the Investor without the express written consent of the Corporation.

         SECTION 17. Voting. In any and all elections of directors of the Corporation (whether at a meeting or by written consent in lieu of a meeting), each Holder agrees to vote all shares of Common Stock, Series C Preferred Stock and any other class of voting security of the Corporation now or hereinafter owned or controlled by them, and otherwise use their respective best efforts as shareholders of the Corporation, to fix the number of directors constituting the whole Board of Directors of the Corporation and to elect directors of the Corporation according to the provisions of Section 1 of that certain Voting Agreement, dated as of July 31, 2003, by and among the Corporation, the persons and entities listed on Schedule A attached thereto and the persons listed on Schedule B attached thereto, as amended and/or restated from time to time.

         SECTION 18. Financial Reports. The Corporation agrees to furnish and to cause each Subsidiary to furnish to the Investor the following:

                  (a) Monthly Summaries. Within 30 days after the end of each month, a financial summary of the revenues, expenses and cash flows of the Corporation and each Subsidiary for such month, together with a statement of cash balance and headcount as of the end of such month.

                  (b) Quarterly Reports. Within 30 days after the end of each fiscal quarter, an unaudited financial report of the Corporation and each Subsidiary, which report shall be prepared in accordance with United States generally-accepted accounting principles ("GAAP") (except that it may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto which may be required in accordance with GAAP) and be certified by either the Chief Executive Officer or the Chief Financial Officer of the Corporation or such Subsidiary to have been so prepared, and which shall include the following:

                           (1) an income statement for such quarter, together
                  with a cumulative income statement from the first day of the then-current fiscal year to the last day of such quarter;

                           (2) a balance sheet as of the last day of such
                  quarter;

                           (3) a statement of cash flows for such quarter; and

                           (4) a comparison between the actual figures for such
                  quarter and the comparable figures (with respect to the foregoing clauses (a) and (b) only) for the prior year (if any).

         The financial report for each such quarter shall be accompanied by a report by the Chief Executive Officer or Chief Financial Officer of the Corporation or such Subsidiary outlining for each such quarter significant business developments, including the status of the Corporation's or such Subsidiary's activities related to Intellectual Property, research, development, sales, marketing and other operating activities (personnel, financing, etc.), and material problems occurring during such quarter, together with a statement of projected cash flows for the following quarter. Within 30 days after the end of each such quarter, the Corporation shall also provide a report to the Board of Directors of the Corporation regarding its projected budget for the following quarter.

                  (c) Annual Reports. Within 90 days after the end of each fiscal year of the Corporation and each Subsidiary, financial statements of the Corporation and each Subsidiary which shall (a) include an income statement for such fiscal year, a balance sheet as of the last day thereof, and statements of stockholders' equity and cash flows for such fiscal year, and (b) each be prepared in accordance with GAAP.

                  (d) Consolidated Financial Statements. If for any period the Corporation shall have any Subsidiary whose accounts are consolidated with those of the Corporation, then in respect of such period the financial statements delivered pursuant to the foregoing Sections 18(b) and 18(c) shall be the consolidated and consolidating financial statements of the Corporation and all such consolidated Subsidiaries. Notwithstanding the foregoing, the Corporation shall cause each of Alnylam and Ribopharma to provide such financial statements on an unconsolidated basis.

                  (e) Other Reports and Information. Promptly upon becoming available, copies of all financial statements, reports, notices, press releases, proxy statements and other documents sent by the Corporation and each Subsidiary to its stockholders or released to the public and copies of all regular and periodic reports, if any, filed by the Corporation or such Subsidiary with the U.S. Securities and Exchange Commission or any securities exchange, securities trading system or regulatory body (including without limitation the German trade register).

                  (f) Definitions. For purposes of this Section 18, "SUBSIDIARY" shall mean any corporation, association, trust, partnership, limited liability company, limited liability partnership, joint venture or other entity, a majority of the outstanding equity interest of which is owned, directly or indirectly, by the Corporation; and "INTELLECTUAL PROPERTY" shall mean all patents, trademarks, service marks, trade names, copyrights, inventions, trade secrets, know-how, proprietary processes and formulae, applications for patents, trademarks, service marks and copyrights, and other industrial and intellectual property rights.

                  (g) Use of Information and Confidentiality Restrictions. Investor hereby agrees that it shall not (i) use any information provided by the Corporation pursuant to this Section 18 other than for the evaluation of its investment in the Corporation, or (ii) disclose any information provided by the Corporation pursuant to this Section 18 to any third party unless otherwise disclosable pursuant to the terms of the Research Agreement. Notwithstanding the foregoing, the Corporation may exclude from any or all of the foregoing reports any material which (i) the Corporation has a good faith belief, upon advice of counsel, that such exclusion is necessary to preserve the attorney-client privilege, or (ii) the Corporation has a good faith belief that such exclusion is required by its confidentiality obligations to third parties.

         SECTION 19. Notices. All notices, requests, consents and other communications hereunder ("NOTICES") to any party shall be contained in a written instrument addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties and shall be deemed given (a) when delivered in person or duly sent by fax showing confirmation of receipt, (b) three days after being duly sent by first class mail postage prepaid (other than in the case of Notices to or from any non-U.S. resident, which Notices must be sent in the manner specified in clause (a) or (c)), or (c) two days after being duly sent by DHL, Federal Express or other recognized express international courier service:

                  (a)      if to the Corporation, to:

                           Alnylam Holding Co.
                           c/o John Conley
                           790 Memorial Drive, Suite 202
                           Cambridge, MA 02139

                           with a copy to:

                           Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                           Boston, MA 02111
                           Attention:  Jeffrey M. Wiesen, Esq.

                  (b)      if to the Investor, to:

                           Merck & Co., Inc.
                           One Merck Drive
                           P.O Box, WS-3A-65
                           Whitehouse Station, NJ 08889-0100

                           Attn: Office of the Secretary

                           with a copy to:

                           Merck & Co., Inc.
                           One Merck Drive
                           P.O Box, WS-2A-30
                           Whitehouse Station, NJ 08889-0100
                           Attn: Chief Licensing Officer

         SECTION 20. Miscellaneous.

                  (a) This Agreement states the entire agreement of the parties concerning the subject matter hereof, and supersedes all prior agreements, written or oral, between or among them concerning such subject matter.

                  (b) This Agreement may be amended, and compliance with any provision of this Agreement may be omitted or waived, only by the written agreement of the Corporation and the Holders of at least 662/3% in voting power of the then outstanding Registrable Shares.

                  (c) This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to its principles of conflicts of laws.

                  (d) This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Any such counterpart may contain one or more signature pages. This Agreement may be executed by facsimile signature pages.

                  (e) This Agreement shall terminate upon the three-year anniversary of the Qualified IPO.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as a contract under seal as of the date first written above.

                                         THE CORPORATION:

                                         ALNYLAM HOLDING CO.

                                         By: /s/ John Maraganore
                                            -------------------------------
                                         Name: John Maraganore
                                         Title: President & CEO

                                         THE INVESTOR:

                                         MERCK & CO., INC.

                                         By: /s/ Raymond V. Gilmartin
                                            -------------------------------
                                         Name: Raymond V. Gilmartin
                                         Title: Chairman, President & CEO

                                   Schedule A

                                     Holders

Merck & Co., Inc.
One Merck Drive
P.O Box, WS-3A-65
Whitehouse Station, NJ 08889-0100
Attn: Office of the Secretary

                          ALNYLAM PHARMACEUTICALS, INC.

                               AMENDMENT NO. 1 TO
                            INVESTOR RIGHTS AGREEMENT

         Pursuant to a Consent, Waiver and Amendment Agreement, dated as of February 26, 2004, the Investor Rights Agreement, dated as of September 8, 2003 and amended on October 9, 2003 and October 31, 2003 (the "Agreement"), by and between Alnylam Holding Co., a Delaware corporation (the "Corporation"), and Merck & Co., Inc., a New Jersey corporation ("Merck") is hereby amended as follows. Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.

         1. The Agreement is amended by deleting Section 1(h) thereof in its entirety and replacing it with the following:

                  "(h) The term "Qualified IPO" means the closing of the Corporation's first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Corporation to the public with gross proceeds to the Corporation of not less than $25,000,000."

         2. The Agreement is amended by deleting Section 20(e) thereof in its entirety and replacing it with the following:

                  "(e) This Agreement shall terminate upon the three-year anniversary of the Qualified IPO, provided Sections 16, 17 and 18 shall terminate upon the closing of the Qualified IPO."

         3. Except as amended hereby, the Agreement shall remain in full force and effect, and that, from and after the date of this Amendment No. 1, all references in the Agreement to "the Agreement" or "this Agreement" or similar terms shall be deemed to be references to the Agreement as amended hereby.

         4. This Amendment No. 1 shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

            [The remainder of this page is intentionally left blank.]